Filed Pursuant to Rule 433

Registration No. 333-271955

Dated: March 11, 2024

PRICING TERM SHEET

U.S.$400,000,000 Senior Non Preferred Callable Floating Rate Notes due 2028 (the “SNP 2028 Floating Rate Notes”)

Issuer:	Banco Santander, S.A.
Series Number:	SNP-217
Issuer Ratings*:	A2 (Stable) / A+ (Stable) / A- (Stable) by Moody’s/S&P/Fitch
Expected Notes Ratings*:	Baa1 / A- / A- (Moody’s / S&P / Fitch)
Status:	Senior Non Preferred
Principal Amount:	U.S.$400,000,000
Form of Issuance:	SEC Registered
Pricing Date:	March 11, 2024
Settlement Date**:	March 14, 2024 (T+3)
Maturity Date:	March 14, 2028
Optional Redemption Date:	March 14, 2027
Type of Interest Rate:	Floating Rate
Base Rate:	Compounded SOFR, which is a compounded average of daily SOFR (the Secured Overnight Financing Rate) as determined by the Calculation Agent in respect of any Interest Period in accordance with the formula specified in the preliminary prospectus supplement.
Floating Interest Rate:	Base Rate plus the spread of 138 basis points per annum, subject to a minimum interest rate of 0%, payable quarterly in arrears for each quarterly Interest Period from, and including, the Settlement Date to, but excluding, the Maturity Date.
Interest Payment Dates:	Each March 14, June 14, September 14 and December 14, commencing on June 14, 2024 up to and including the Maturity Date or any date of earlier redemption.
Price to Public:	100.000% of the Principal Amount
Redemption Price:	100.000%
Underwriting Discount / Commission:	0.250%

Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.750% (U.S.$399,000,000). This amount is before deducting other expenses incurred in connection with this offering. The Underwriters will not reimburse the Issuer for any of such expenses.
Day Count Fraction:	Actual/360 (Modified following, adjusted)
Optional Early Redemption (Call):	The Issuer may redeem the SNP 2028 Floating Rate Notes in whole (but not in part) in its sole discretion on the Optional Redemption Date as specified in the prospectus supplement.
Early Redemption for TLAC/MREL Disqualification Event:	Applicable as specified in the prospectus supplement
Early Redemption for Taxation Reasons:	Applicable as specified in the prospectus supplement
Substitution and Variation:	Applicable as specified in the prospectus supplement
Business Days:	New York City, London and T2
Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof
Listing:	New York Stock Exchange
Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch
Governing Law:	The Base Indenture, the First Supplemental Indenture and the SNP 2028 Floating Rate Notes will be governed by and construed in accordance with the law of the State of New York, except that the authorization and execution by Banco Santander of the Base Indenture, the First Supplemental Indenture and the SNP 2028 Floating Rate Notes, and certain provisions of the SNP 2028 Floating Rate Notes, the Base Indenture and the First Supplemental Indenture related to the ranking of the SNP 2028 Floating Rate Notes, shall be governed by and construed in accordance with Spanish law.
Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any SNP 2028 Floating Rate Notes, each holder (including each holder of a beneficial interest in the SNP 2028 Floating Rate Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the SNP 2028 Floating Rate Notes related to the exercise of the Spanish Bail-In Power.
Waiver of set-off:	Applicable as specified in the prospectus supplement.
Risk Factors:	Investors should read the information under the heading “Risk Factors” in the preliminary prospectus supplement dated March 11, 2024.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the SNP 2028 Floating Rate Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the preliminary prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.
Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The SNP 2028 Floating Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.
Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the SNP 2028 Floating Rate Notes will comply with the applicable requirements of FINRA Rule 5121.
CUSIP / ISIN:	05964H BC8 / US05964HBC88
Sole Global Coordinator:	Santander US Capital Markets LLC
Joint Bookrunners:

Barclays Capital Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Jefferies LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Santander US Capital Markets LLC

SG Americas Securities, LLC

TD Securities (USA) LLC

Co-Leads:	CaixaBank, S.A. CIBC World Markets Corp. Penserra Securities LLC Roberts & Ryan, Inc.

*Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the SNP 2028 Floating Rate Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**It is expected that delivery of the SNP 2028 Floating Rate Notes will be made against payment therefore on or about March 14, 2024, which is the third day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the SNP 2028 Floating Rate Notes prior to the second business day prior to the settlement date will be required, by virtue of the fact that the SNP 2028 Floating Rate Notes initially settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, HSBC Securities (USA) Inc. by calling toll free 1-866-811-8049, J.P. Morgan Securities LLC by calling toll free 1-212-834-4533, Jefferies LLC by calling toll free 1-877-877-0696, Morgan Stanley & Co. LLC by calling toll free 1-212-761-6691, RBC Capital Markets, LLC by calling toll free 1-866-375-6829, Santander US Capital Markets LLC by calling toll free 1-855-403-3636, SG Americas Securities, LLC by calling toll free 1-855-881-2108 and TD Securities (USA) LLC by calling toll free 1-855-495-9846.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates (the “SNP 2028 Floating Rate Notes”) may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The SNP 2028 Floating Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II ; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the SNP 2028 Floating Rate Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the SNP 2028 Floating Rate Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The SNP 2028 Floating Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the SNP 2028 Floating Rate Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the SNP 2028 Floating Rate Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET – Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the SNP 2028 Floating

Rate Notes has led to the conclusion that: (i) the target market for the SNP 2028 Floating Rate Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the SNP 2028 Floating Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2028 Floating Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling or recommending the SNP 2028 Floating Rate Notes (a “distributor”) should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the SNP 2028 Floating Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the SNP 2028 Floating Rate Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.

PRICING TERM SHEET

U.S.$1,100,000,000 5.552% Senior Non Preferred Callable Fixed-To-Fixed Rate Notes due 2028 (the “SNP 2028 Fixed-to-Fixed Rate Notes”)

Issuer:	Banco Santander, S.A.
Series Number:	SNP-218
Issuer Ratings*:	A2 (Stable) / A+ (Stable) / A- (Stable) by Moody’s/S&P/Fitch
Expected Notes Ratings*:	Baa1 / A- / A- (Moody’s / S&P / Fitch)
Status:	Senior Non Preferred
Principal Amount:	U.S.$ 1,100,000,000
Form of Issuance:	SEC Registered
Pricing Date:	March 11, 2024
Settlement Date**:	March 14, 2024 (T+3)
Maturity Date:	March 14, 2028
Optional Redemption Date:	March 14, 2027
Benchmark Treasury:	4.125% UST due February 15, 2027
Benchmark Treasury Yield:	4.302%
Spread to Benchmark Treasury:	T+125 bps
Re-offer Yield:	5.552%
Price to Public:	100.000% of the Principal Amount
Redemption Price:	100.000%
Underwriting Discount / Commission:	0.250%
Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.750% (U.S.$1,097,250,000). This amount is before deducting other expenses incurred in connection with this offering. The Underwriters will not reimburse the Issuer for any of such expenses.
Initial Fixed Rate:	From, and including, March 14, 2024 to, but excluding, the Reset Date at the rate of 5.552% per annum, payable semi-annually in arrears.
Reset Fixed Rate:	From, and including, the Reset Date to, but excluding, March 14, 2028

(the “Reset Period”) at a fixed rate equal to the U.S. Treasury Rate (as defined in the prospectus supplement) as of the Reset Determination Date (as defined below), plus 1.250% per annum, payable semi-annually in arrears.
Interest Payment Dates:	Each March 14 and September 14, commencing on September 14, 2024 up to and including the Maturity Date or any date of earlier redemption.
Day Count Fraction:	30/360 (following, unadjusted)
Optional Early Redemption (Call):	The Issuer may redeem the SNP 2028 Fixed-to-Fixed Rate Notes in whole (but not in part) in its sole discretion on the Optional Redemption Date as specified in the prospectus supplement.
Early Redemption for TLAC/MREL Disqualification Event:	Applicable as specified in the prospectus supplement
Early Redemption for Taxation Reasons:	Applicable as specified in the prospectus supplement
Substitution and Variation:	Applicable as specified in the prospectus supplement
Business Days:	New York City, London and T2
Reset Determination Date:	The second Business Day immediately preceding the Reset Date
Reset Date:	March 14, 2027
Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof
Listing:	New York Stock Exchange
Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch
Governing Law:	The Base Indenture, the First Supplemental Indenture and the SNP 2028 Fixed-to-Fixed Rate Notes will be governed by and construed in accordance with the law of the State of New York, except that the authorization and execution by Banco Santander of the Base Indenture, the First Supplemental Indenture and the SNP 2028 Fixed-to-Fixed Rate Notes, and certain provisions of the SNP 2028 Fixed-to-Fixed Rate Notes, the Base Indenture and the First Supplemental Indenture related to the ranking of the SNP 2028 Fixed-to-Fixed Rate Notes, shall be governed by and construed in accordance with Spanish law.
Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any SNP 2028 Fixed-to-Fixed Rate Notes, each holder (including each holder of a beneficial interest in the SNP 2028 Fixed-to-Fixed Rate Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the SNP 2028 Fixed-to-Fixed Rate Notes related to the exercise of the Spanish Bail-In Power.

Waiver of set-off:	Applicable as specified in the prospectus supplement.
Risk Factors:	Investors should read the information under the heading “Risk Factors” in the preliminary prospectus supplement dated March 11, 2024.
U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the SNP 2028 Fixed-to-Fixed Rate Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the preliminary prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.
Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The SNP 2028 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.
Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the SNP 2028 Fixed-to-Fixed Rate Notes will comply with the applicable requirements of FINRA Rule 5121.
CUSIP / ISIN:	05964H BA2 / US05964HBA23
Sole Global Coordinator:	Santander US Capital Markets LLC
Joint Bookrunners:	Barclays Capital Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Jefferies LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Santander US Capital Markets LLC
SG Americas Securities, LLC
TD Securities (USA) LLC
Co-Leads:	CaixaBank, S.A. CIBC World Markets Corp. Penserra Securities LLC Roberts & Ryan, Inc.

*Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the SNP 2028 Fixed-to-Fixed Rate Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**It is expected that delivery of the SNP 2028 Fixed-to-Fixed Rate Notes will be made against payment therefore on or about March 14, 2024, which is the third day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the SNP 2028 Fixed-to-Fixed Rate Notes prior to the second business day prior to the settlement date will be required, by virtue of the fact that the SNP 2028 Fixed-to-Fixed Rate Notes initially settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, HSBC Securities (USA) Inc. by calling toll free 1-866-811-8049, J.P. Morgan Securities LLC by calling toll free 1-212-834-4533, Jefferies LLC by calling toll free 1-877-877-0696, Morgan Stanley & Co. LLC by calling toll free 1-212-761-6691, RBC Capital Markets, LLC by calling toll free 1-866-375-6829, Santander US Capital Markets LLC by calling toll free 1-855-403-3636, SG Americas Securities, LLC by calling toll free 1-855-881-2108 and TD Securities (USA) LLC by calling toll free 1-855-495-9846.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates (the “SNP 2028 Fixed-to-Fixed Rate Notes”) may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The SNP 2028 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II ; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the SNP 2028 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the SNP 2028 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The SNP 2028 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the SNP 2028 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the SNP 2028 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET – Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the SNP 2028 Fixed-to-Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2028 Fixed-to-Fixed Rate Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the SNP 2028 Fixed-to-Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2028 Fixed-to-Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the SNP 2028 Fixed-to-Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the SNP 2028 Fixed-to-Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the SNP 2028 Fixed-to-Fixed Rate Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.

PRICING TERM SHEET

U.S.$1,250,000,000 5.538% Senior Non Preferred Callable Fixed-To-Fixed Rate Notes due 2030 (the “SNP 2030 Fixed-to-Fixed Rate Notes”)

Issuer:	Banco Santander, S.A.
Series Number:	SNP-219
Issuer Ratings*:	A2 (Stable) / A+ (Stable) / A- (Stable) by Moody’s/S&P/Fitch
Expected Notes Ratings*:	Baa1 / A- / A- (Moody’s / S&P / Fitch)
Status:	Senior Non Preferred
Principal Amount:	U.S.$ 1,250,000,000
Form of Issuance:	SEC Registered
Pricing Date:	March 11, 2024
Settlement Date**:	March 14, 2024 (T+3)
Maturity Date:	March 14, 2030
Optional Redemption Date:	March 14, 2029
Benchmark Treasury:	4.250% UST due February 28, 2029
Benchmark Treasury Yield:	4.088%
Spread to Benchmark Treasury:	T+145 bps
Re-offer Yield:	5.538%
Price to Public:	100.000% of the Principal Amount
Redemption Price:	100.000%
Underwriting Discount / Commission:	0.300%
Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.700% (U.S.$1,246,250,000). This amount is before deducting other expenses incurred in connection with this offering. Additionally, the Underwriters have agreed to reimburse the Issuer for $200,000 of such expenses.
Initial Fixed Rate:	From, and including, March 14, 2024 to, but excluding, the Reset Date at the rate of 5.538% per annum, payable semi-annually in arrears.

Reset Fixed Rate:	From, and including, the Reset Date to, but excluding, March 14, 2030 (the “Reset Period”) at a fixed rate equal to the U.S. Treasury Rate (as defined in the prospectus supplement) as of the Reset Determination Date (as defined below), plus 1.450% per annum, payable semi-annually in arrears.
Interest Payment Dates:	Each March 14 and September 14, commencing on September 14, 2024 up to and including the Maturity Date or any date of earlier redemption.
Day Count Fraction:	30/360 (following, unadjusted)
Optional Early Redemption (Call):	The Issuer may redeem the SNP 2030 Fixed-to-Fixed Rate Notes in whole (but not in part) in its sole discretion on the Optional Redemption Date as specified in the prospectus supplement.
Early Redemption for TLAC/MREL Disqualification Event:	Applicable as specified in the prospectus supplement
Early Redemption for Taxation Reasons:	Applicable as specified in the prospectus supplement
Substitution and Variation:	Applicable as specified in the prospectus supplement
Business Days:	New York City, London and T2
Reset Determination Date:	The second Business Day immediately preceding the Reset Date
Reset Date:	March 14, 2029
Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof
Listing:	New York Stock Exchange
Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch
Governing Law:	The Base Indenture, the First Supplemental Indenture and the SNP 2030 Fixed-to-Fixed Rate Notes will be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution by Banco Santander of the Base Indenture, the First Supplemental Indenture and the SNP 2030 Fixed-to-Fixed Rate Notes, and certain provisions of the SNP 2030 Fixed-to-Fixed Rate Notes, the Base Indenture and the First Supplemental Indenture related to the ranking of the SNP 2030 Fixed-to-Fixed Rate Notes, shall be governed by and construed in accordance with Spanish law.
Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any SNP 2030 Fixed-to-Fixed Rate Notes, each holder (including each holder of a beneficial interest in the SNP 2030 Fixed-to-Fixed Rate Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the SNP 2030 Fixed-to-Fixed Rate Notes related to the exercise of the Spanish Bail-In Power.

Waiver of set-off:	Applicable as specified in the prospectus supplement.
Risk Factors:	Investors should read the information under the heading “Risk Factors” in the preliminary prospectus supplement dated March 11, 2024.
U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the SNP 2030 Fixed-to-Fixed Rate Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the preliminary prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.
Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The SNP 2030 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.
Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the SNP 2030 Fixed-to-Fixed Rate Notes will comply with the applicable requirements of FINRA Rule 5121.
CUSIP / ISIN:	05964H BB0 / US05964HBB06
Sole Global Coordinator:	Santander US Capital Markets LLC
Joint Bookrunners:	Barclays Capital Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Jefferies LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Santander US Capital Markets LLC
SG Americas Securities, LLC
TD Securities (USA) LLC
Co-Leads:	CaixaBank, S.A. CIBC World Markets Corp. Penserra Securities LLC Roberts & Ryan, Inc.

*Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the SNP 2030 Fixed-to-Fixed Rate Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**It is expected that delivery of the SNP 2030 Fixed-to-Fixed Rate Notes will be made against payment therefore on or about March 14, 2024, which is the third day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the SNP 2030 Fixed-to-Fixed Rate Notes prior to the second business day prior to the settlement date will be required, by virtue of the fact that the SNP 2030 Fixed-to-Fixed Rate Notes initially settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, HSBC Securities (USA) Inc. by calling toll free 1-866-811-8049, J.P. Morgan Securities LLC by calling toll free 1-212-834-4533, Jefferies LLC by calling toll free 1-877-877-0696, Morgan Stanley & Co. LLC by calling toll free 1-212-761-6691, RBC Capital Markets, LLC by calling toll free 1-866-375-6829, Santander US Capital Markets LLC by calling toll free 1-855-403-3636, SG Americas Securities, LLC by calling toll free 1-855-881-2108 and TD Securities (USA) LLC by calling toll free 1-855-495-9846.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates (the “SNP 2030 Fixed-to-Fixed Rate Notes”) may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The SNP 2030 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II ; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The SNP 2030 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET – Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the SNP 2030 Fixed-to-Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2030 Fixed-to-Fixed Rate Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the SNP 2030 Fixed-to-Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2030 Fixed-to-Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the SNP 2030 Fixed-to-Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the SNP 2030 Fixed-to-Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the SNP 2030 Fixed-to-Fixed Rate Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.